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                                                                   EXHIBIT 10.15


                               SECOND AMENDMENT TO
                            HILTON HOTELS CORPORATION
                  1997 INDEPENDENT DIRECTOR STOCK OPTION PLAN

     This Second Amendment to the Hilton Hotels Corporation 1997 Independent Director Stock Option Plan, dated as of November 11, 1999, is made and adopted by Hilton Hotels Corporation, a Delaware corporation (the "Corporation"). Capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed to such terms in the Plan (as defined below).

     WHEREAS, effective as of July 16, 1997, the Corporation adopted the Hilton Hotels Corporation 1997 Independent Director Stock Option Plan, which was approved by the stockholders of the Corporation on May 7, 1998 and amended by the First Amendment thereto dated as of December 31, 1998 (as amended, the "Plan"), for the benefit of its non-employee directors;

     WHEREAS, effective December 31, 1998, the Corporation spun-off its operations, assets and liabilities relating to its gaming business by distributing, on a pro rata basis, all of the issued and outstanding shares of common stock of Park Place Entertainment Corporation to the holders of the Corporation's common stock (the "Distribution");

     WHEREAS, the Plan provides that the Board of Directors is authorized, in its sole discretion, to make equitable adjustments to the Plan in the event of a corporate transaction, including a spin-off;

     WHEREAS, the Corporation desires to amend the Plan to increase the number of stock options granted under the Plan so as to reflect the Distribution; and

     WHEREAS, this Second Amendment was duly adopted by resolution of the Board of Directors of the Corporation dated as of November 11, 1999.

     NOW THEREFORE, in consideration of the foregoing, the Corporation hereby amends the Plan as follows:

1. The Plan is hereby amended by deleting the second paragraph of Section 5 of the Plan and adding the following in substitution thereof:

     "During the term of the Plan, each person who is an Independent
      Director automatically shall be granted a Stock Option to purchase four thousand (4,000) shares of Common Stock (subject to adjustment as provided herein) on the date of each annual meeting of stockholders beginning in 2000, for so long as such person remains an Independent Director. During the term of the Plan, each person who is initially elected to the Board after the adoption of the Second Amendment to the Plan by the Board on November 11, 1999, and who

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      is an Independent Director at the time of such initial election, automatically shall be granted: (i) a Stock Option to purchase four thousand (4,000) shares of Common Stock (subject to adjustment as provided herein) on the date of such initial election, and
      (ii) a Stock Option to purchase four thousand (4,000) shares of Common Stock (subject to adjustment as provided herein) on the date of each annual meeting of stockholders after such initial election for so long as such person remains an Independent Director."

2.   This Second Amendment is hereby incorporated in and forms part of the Plan.

3.   This Second Amendment shall be effective as of November 11, 1999.

4.   Except as set forth herein, the Plan shall remain in full force and effect.

     IN WITNESS WHEREOF, the Corporation has caused this amendment to the Plan to be executed by its duly authorized officer as of November 11, 1999.

                                  HILTON HOTELS CORPORATION

                                  BY: /s/ Molly McKenzie-Swarts
                                     -------------------------------------
                                     Name:   Molly McKenzie-Swarts
                                     Title:  Senior Vice President --
                                                Human Resources



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